Exhibit 99.1

Emerald Oil Elects Not To Proceed With Public Offering of Common Stock

DENVER, CO—May 26, 2015—Emerald Oil, Inc. (NYSE MKT: EOX) (the “Company”) announced today that due to the current market environment and associated dilution to existing shareholders, it has elected not to proceed with its previously announced public offering of common stock. As a result of the Company’s election not to proceed with its public offering, the Company will not be taking action to close the previously announced Delaware Basin acquisition.

With the recently completed spring borrowing base redetermination and easing of debt covenants, Emerald will continue developing its Williston Basin leasehold position based upon original plans. With current upper-teens well returns the Company remains committed to completing its 2015 capital expenditures program in a financially conservative manner designed to hold its acreage position while maintaining year-over-year growth in production. The Company reiterates the previously announced 2015 guidance reflecting a $65 million capex budget, of which $42 million has been spent year to date.

Reiterate Prior 2015 Production and CAPEX Guidance

Assumes Emerald’s variable one rig program for 2015 in the Williston Basin.

	Production Range (Boe/d)
	Low End	High End
1Q 2015 Average	4,000	4,300
2Q 2015 Average	4,500	4,800
3Q 2015 Average	4,300	4,600
4Q 2015 Average	4,000	4,300

2015 Average	4,200	4,500
Estimated year over year average production growth	18%	27%

	CAPEX Range ($mm)
	Low End		High End
2015 Williston Basin Drilling & Completion Budget	$52		$71
2015 Land Budget	$1		$5

Net Operated Well Count*	6.5	*	8.5	*

*Includes 5 drilled and completed wells and the completion of 8 previously drilled wells in the Williston Basin

ABOUT EMERALD OIL, INC.

Emerald is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations and Pronghorn sand oil formation. Emerald is based in Denver, Colorado. More information about Emerald can be found at www.emeraldoil.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this report, including statements regarding the size, proceeds, use of proceeds, the closing of this offering, the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services and prices.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control.

Corporate Contact:

Emerald Oil, Inc.

Mitch Ayer

Vice President - Finance & Investor Relations

(303) 595-5600

info@emeraldoil.com

www.emeraldoil.com